                                                                  Exhibit 23.1

                              [LETTERHEAD]



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference into Abbott Laboratories' previously filed Form S-8 (Nos. 33-4368 for the Abbott Laboratories 1986 Incentive Stock Program, 33-39798 for the Abbott Laboratories 1991 Incentive Stock Program, 333-09071, 333-43381, 333-69547, 333-93253 and 333-52768 for
the Abbott Laboratories 1996 Incentive Stock Program, 333-13091 for the Abbott Laboratories Ashland Union 401(k) Plan and Trust, and 33-26685, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, and 333-93257
for the Abbott Laboratories Stock Retirement Plan and Trust), into Abbott Laboratories' previously filed post-effective Amendment No. 1 to Registration Statement on Form S-8 333-85867 for the Perclose, Inc. 1992 Stock Plan, Perclose, Inc. 1995 Director Option Plan, Perclose, Inc. 1997 Stock Plan and Perclose, Inc. 1995 Employee Stock Purchase Plan; and into Abbott Laboratories' previously filed Registration Statements on Form S-3 (33-50253, 333-06155, 333-63481, 333-65601, 333-83647 and 333-55446) of our report dated
April 20, 2001 (relating to the financial statements of the BASF Pharmaceuticals Business) appearing in this Form 8-K of Abbott Laboratories.

DELOITTE & TOUCHE GmbH
Wirtschaftsprufungsgesellschaft





Frankfurt, Germany
May 11, 2001